                                                                  Exhibit 3.2

                              CERTIFICATE TO CHANGE
                     THE NUMBER OF AUTHORIZED SHARES OF STOCK

              (Under section 78.207 of The General Corporation Law
                             of the State of Nevada)

     It is hereby certified that:

     1. The name of the corporation is Communications and Entertainment Corp. (the "corporation").

     2. The current number of authorized shares, and the par value per share, of the corporation's class of shares of common stock are as follows: 50,000,000 authorized shares, par value $.01 per share. The number of authorized preferred shares is 10,000,000, par value $.10 per share.

     3. On March 6, 1996, the Board of Directors of the corporation declared a reverse one-for-six split of the corporation's common stock, to become effective at 5:00 p.m. on March 16, 1996 (the "Effective Date"). Upon the Effective Date, the number of authorized shares of the corporation's common stock will be reduced to 8,333,333 shares. The par value per share of the corporation's common stock will remain unchanged and will continue to be $.01 per shares. The number of authorized preferred shares, par value $.10 per share, will remain unchanged.

     4. Upon the Effective Date, one share of the corporation's common stock will be issued for every six shares outstanding as of the Effective Date, provided, however, with respect to fractional interests, the corporation will issue such additional shares of common stock as may be necessary to round up all fractional interests to one full share of the corporation's common stock.

     5. The foregoing changes were effected pursuant to a resolution of the Board of Directors of the corporation.

     6. No approval of the aforesaid changes by any of the stockholders of the corporation is required.

     7. There is no provision in the Articles of Incorporation of the corporation prohibiting the procedure hereinbefore described.

     8. The changes herein certified will be effective at 5:00 p.m. on March 18, 1996.

 Signed on March 11, 1996

                                                  By:  /s/ Stephen R. Greanwald
                                                     ---------------------------
                                                       Stephen  R. Greanwald
                                                       Chief Executive Officer &
                                                       Vice-President

                                                  By:  /s/ Ira Smith
                                                     ---------------------------
                                                       Ira Smith, Secretary

                                 ACKNOWLEDGEMENT


STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

     On the 11th day of March, 1996, personally appeared before me, a Notary Public for the State and County aforesaid, Stephen R. Greanwald, as Chief Executive Officer of Communications and Entertainment Corp., the corporation described in and which executed the foregoing instrument, and he acknowledged before me that he executed the same in his capacity as Chief Executive Officer of said corporation and as Vice President of said corporation.


                                                       /s/  Howard Kerker
                                                       -------------------------
                                                            Notary Public


          [Notary Seal]

                                     AMENDED
                              CERTIFICATE TO CHANGE
                    THE NUMBER OF AUTHORIZED SHARES OF STOCK

              (Under Section 78.207 of The General Corporation Law
                             of The State of Nevada)

     It is hereby certified that:

     1. The name of the corporation is Communications and Entertainment Corp. (the "corporation").

     2. The current number of authorized shares of the corporation, and the par value per share, is as follows: 8,333,333 authorized shares of common stock, par value $.01 per share; 10,000,000 authorized shares of Class A stock, par value $.01 per share; and 10,000,000 authorized shares of preferred stock, par value $.10 per share.

     3. On March 6, 1996, the Board of Directors of the corporation declared a reverse one-for-six split of the corporation's common stock, to become effective at 5:00 p.m. on March 18, 1996. In connection therewith, the corporation filed a Certificate under Section 78.207 on March 18, 1996 which erroneously certified that at the time of filing of such Certificate there were 50,000,000 authorized shares of common stock (par value $.01 per share) outstanding, when in fact there were only 40,000,000 authorized shares of common stock (par value $.01 per share) outstanding, and 10,000,000 authorized shares of Class A stock (par value $.01 per share) outstanding. Accordingly, as a result of the reverse one-for-six stock split, the number of authorized shares of the corporation's common stock will be 6,666,666 shares rather than the 8,333,333 shares reflected in the Certificate filed on March 18, 1996. The par value per share of the corporation's common stock will remain unchanged and will continue to be $.01 per share. The number of authorized Class A shares, par value $.01 per share, will continue to be 10,000,000, and the number of authorized preferred shares, par value $.10 per share, will continue to be 10,000,000.

     4. The foregoing changes were effected pursuant to a resolution of the Board of Directors of the corporation.

     5. No approval of the aforesaid changes by any of the stockholders of the corporation is required.

     6. There is no provision in the Articles of Incorporation of the corporation prohibiting the procedure hereinbefore described.

     7. This Amended Certificate shall be deemed effective upon filing.

     8. This Amended Certificate is being filed to amend and supersede the Certificate filed on March 18, 1996 pursuant to Section 78.207. The Certificate filed on March 18, 1996 inadvertently combined the Class A stock and the common stock. The reverse one-for-six stock split reflected herein and in the Certificate filed on March 18, 1996 relates only to the authorized class of common stock, of which there were 40,000,000 shares previously authorized (rather than 50,000,000 as reflected in the Certificate filed on March 28, 1996).

signed on May 30, 1996


                                   Communications and Entertainment Corp.

                              By: /s/ Ira N. Smith
                                 ----------------------------------------
                                  Ira N. Smith, President

                              By: /s/ Howard J. Kerker
                                 ----------------------------------------
                                  Howard J. Kerker, Secretary

                                 ACKNOWLEDGEMENT


          STATE OF NEW YORK  )
                             )  SS.:
          COUNTY OF NEW YORK )


     On the 30th day of May, 1996, personally appeared before me, a Notary Public for the State and County aforesaid, Ira N. Smith, as President of Communications and Entertainment Corp., the corporation described in and which executed the foregoing instrument, and he acknowledged before me that he executed same in his capacity as President of said corporation.


                                                       /s/ Howard Kerker
                                                  --------------------------
                                                       Notary Public


                                                              [SEAL]